FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                  May 19, 1997


                                   FOHP, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     New Jersey                     0-25944                 22-3314813
  -----------------               ------------             --------------
  (State or other                 (Commission              (IRS Employer
    jurisdiction                  File Number)             Identification
  of incorporation)                                            Number)


                              3501 State Highway 66
                            Neptune, New Jersey 07753
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code: (908)842-5000


                                 2 Bridge Avenue
                                   Building 6
                         Red Bank, New Jersey 07701-1106
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

     The Board of Directors (the "Board of Directors") of FOHP, Inc. ("FOHP") has appointed Robert W. Birnbaum as President and Chief Executive Officer of FOHP. Mr. Birnbaum succeeds Donald Parisi, who had been serving as acting President and Chief Executive Officer of FOHP since December 1996. Mr. Parisi has resumed his duties as FOHP's General Counsel.

     From 1972 to 1991, Mr. Birnbaum served as President and Chief Executive Officer of HIP/Rutgers Health Plan, Inc. He has served as a Professor of Health Care at Rutgers University since 1972 and was President of the Princeton HealthCare Group, an industry consulting firm, from 1991 until accepting the position as President and Chief Executive Officer of FOHP.

     In addition, the Board of Directors recently elected Douglas C. Werner and
B. Curtis Westen to serve as directors. Messrs. Werner and Westen were designated by Foundation Health Systems, Inc. ("FHS"), a Delaware corporation which recently purchased convertible debentures from FOHP in the aggregate principal amount of $51,701,120.38 (the "Debentures"). FHS is entitled to designate at least fifteen percent (15%) of the Board of Directors of FOHP for so long as it holds the Debentures. In the event FHS converts the Debentures, FHS shall have the right to designate such number of directors on the Board of Directors as equals at least the same percentage of all directors on the Board of Directors as is represented by the percentage ownership by FHS of all the then outstanding Common Stock of FOHP. With the addition of Mr. Werner and Mr. Westen, the Board of Directors of FOHP is now comprised of twelve (12) directors.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FOHP, Inc.
                                            ------------
                                            (Registrant)




                                            By: /s/ Donald Parisi
                                                -------------------------------
                                                Donald Parisi
                                                Senior Vice President, Secretary
                                                and General Counsel

Date: June 11, 1997


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